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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Eltron International, Inc. on Form S-8 of our report dated February 24, 1998 on our audit of the consolidated financial statements of Eltron International, Inc. for the year ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

Woodland Hills, California
March 1, 2000